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EXHIBIT 10.2


                                 PROMISSORY NOTE



$674,900.00                                                       Minnetonka, MN


         For Value Received, Maurice R. Taylor ("Maker") hereby promises to pay to the order of MEDgenesis Inc. ("Holder") the principal sum of Six Hundred Seventy-four Thousand Nine Hundred Dollars ($674,900.00), together with interest accrued as provided herein, on December 31, 2001. Maker shall pay Holder interest on the unpaid principal balance due at a rate equal to the US Bank Minneapolis reference rate, as published by US Bank Minneapolis from time to time, plus one-half percent (1/2 %), with interest to begin accruing upon the date of execution hereof. Maker shall pay Holder installments of principal in the amount of $25,000.00 and accrued interest on a quarterly basis, with the first payment of principal and accrued interest to be paid on October 31, 2000.

         Maker may prepay this Promissory Note in part or in whole without penalty at any time and any prepayments shall be applied first to outstanding interest due before the reduction of principal.

         Maker hereby waives presentment, dishonor, notice of dishonor, and protest. Any failure of Holder to promptly pursue its remedies herein shall not discharge Maker of any liabilities. Any event of default herein shall entitle the Holder to accelerate and receive payment of all outstanding principal and interest.

         In the event that Holder shall deem it necessary and take any collection action Maker shall be liable for all costs of collection, specifically including reasonable attorney fees.



By: /s/ Maurice R. Taylor                       Date: July 24, 2000